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                             EXHIBIT 5(A) AND 23(A)



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                    [Letterhead of Ritchie & Rediker, L.L.C.]



                                December 22, 1998

Wall Street Deli, Inc.
One Independence Plaza, suite 100
Birmingham, Alabama 35209

         Re:      Form S-8 Registration Statement -
                   Wall Street Deli, Inc. Employee Stock Purchase Plan

Gentlemen:

         As counsel for Wall Street Deli, Inc., a Delaware corporation (the "Company"), we have participated in the preparation of the referenced Form S-8 Registration Statement relating to the amendment to the Company's Employee Stock Purchase Plan (the "Plan") and the proposed offer and sale pursuant thereto of up to an additional 75,000 shares of the Company's common stock, $.05 par value (hereinafter referred to as "Common Stock"). In connection with the preparation of said Registration Statement, we have examined certificates of public officials and originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of such shares of Common Stock pursuant to the Plan as we have deemed relevant under the circumstances.

         On the basis of the foregoing, it is our opinion that:

         1. The Company was duly organized and incorporated and is validly existing under the laws of the State of Delaware, with an authorized capitalization consisting of 20,000,000 shares of Common Stock, par value $.05 per share.

         2. The proposed offer and sale pursuant to the Plan of up to 75,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and such shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.

                                        Yours very truly,

                                        RITCHIE & REDIKER, L.L.C.


                                        By: s/ Carolyn L. Duncan
                                           -------------------------------------
                                                 Carolyn L. Duncan


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